Exhibit 31

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10K

Re: GSAMP Trust 2003-NC1 (the "Trust") Mortgage Pass-Trough Certificates, Series 2003 NC-1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1,2003 ("the Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor, NC Capital Corporation, as responsible party, Deutsche National Trust Company, as trustee
(the "Trustee") and Litton Loan Servicing LP, as servicer (the "Servicer")


I, Janet Bell, certify that:

1. I have reviewed this annual report on Form 10-K ,("Annual Report") and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust:

2. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in these Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement: and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in these Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
the Trustee and Servicer.



By: /s/: Janet Bell
   Name: Janet Bell
   Title: Chief Executive Officer
   Date: March 26, 2004